THIRD AMENDMENT
                 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                  This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of December 2, 1999, is entered into by and among FERRELLGAS, L.P., a Delaware limited partnership (the "Borrower"), FERRELLGAS, INC., a Delaware corporation and the sole general partner of the Borrower (the "General Partner"), each of the financial institutions referred to as Banks in the Existing Credit Agreement referred to below (collectively, the "Banks") and BANK OF AMERICA, N.A. (formerly known as BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION), as agent for the Banks (in such capacity, the "Administrative Agent"), and amends that certain Second Amended and Restated Credit Agreement, dated as of July 2, 1998 (as the same is in effect immediately prior to the effectiveness of this Amendment, the "Existing Credit Agreement" and as the same may be amended, supplemented or modified and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the General Partner, the Administrative Agent and the Banks from time to time party to the Credit Agreement. Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Credit Agreement, and the rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.

                                     RECITAL
                  The Borrower has requested that the Banks amend the Existing Credit Agreement in the respects set forth below in this Amendment, and the Banks are willing to agree to so amend the Existing Credit Agreement on the terms and subject to the conditions set forth below.

                                    AGREEMENT
                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Amendments. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Section 3:

(a) Section 1.01 of the Existing Credit Agreement is hereby amended by the addition of the following definitions in such Section 1.01 in appropriate alphabetical order:

                                    "Accounts Receivable  Securitization"  shall
                  mean a financing arrangement involving the transfer or sale of accounts receivable of the Borrower in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon the Borrower or any Affiliate of the Borrower (other than any such SPE) except to the extent of the breach of a representation or warranty by the Borrower in connection therewith or (b) any negative pledge or Lien on any accounts receivable not actually transferred to any such SPE in connection with such arrangement.

                                    "SPE"   shall  mean  any   special   purpose
                  Non-Recourse Subsidiary of the Borrower established in connection with Accounts Receivable Securitizations permitted by Section 8.05.

                                    "Thermogas"  means  Thermogas  Company  and,
                  upon conversion of Thermogas Company from a Delaware corporation into a Delaware limited liability company, Thermogas LLC (or other named company resulting from such conversion).

                                    "Thermogas Acquisition" means the occurrence
                  of all of the following: (a) the acquisition by the MLP of all of the capital stock or member interests (as applicable) of Thermogas; (b) the contribution by the MLP of such capital stock or member interests to the Borrower; and (c) the assumption by the Borrower of any and all Acquired Debt and Synthetic Lease Obligations obtained in connection with such acquisition.

(b) Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the chart in the definition of "Applicable Margin" in such Section 1.01 with the following:

Pricing Ratio                 Base Rate Loans             Eurodollar Rate Loans
Level 1                           0.00 b.p.                      62.50 b.p
Level 2                           0.00 b.p.                      75.00 b.p.
Level 3                           0.00 b.p                      100.00 b.p.
Level 4                          25.00 b.p.                     125.00 b.p.
Level 5                          50.00 b.p.                     150.00 b.p.
Level 6                          75.00 b.p.                     175.00 b.p.
Level 7                         100.00 b.p.                     200.00 b.p.

(c) Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the chart in the definition of "Commercial Letter of Credit Risk Participation Percentage" in such Section 1.01 with the following:

                                         Commercial Letter of Credit Risk
            Pricing Ratio                     Participation Percentage
               Level 1                                25.00 b.p.
               Level 2                                30.00 b.p.
               Level 3                                35.00 b.p.
               Level 4                                42.50 b.p.
               Level 5                                50.00 b.p.
               Level 6                                57.50 b.p.
               Level 7                                65.00 b.p.
(d) Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the chart in the definition of "Commitment Fee Rate" in such Section 1.01 with the following:

           Pricing Ratio                   Commitment Fee Rate
              Level 1                          17.50 b.p.
              Level 2                          22.50 b.p.
              Level 3                          27.50 b.p.
              Level 4                          32.50 b.p.
              Level 5                          37.50 b.p.
              Level 6                          42.50 b.p.
              Level 7                          50.00 b.p.
(e) Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the definition of "Indebtedness" in such Section 1.01 with the following:

                                    "Indebtedness" of any Person means,  without
                  duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all Hedging Obligations; (h) all obligations in respect of Accounts Receivable Securitizations; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided, however, that "Indebtedness" shall not include Synthetic Lease Obligations.

(f) Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the definition of "Level" in such Section 1.01 with the following:

                                    "Level" means,  at any time,  Level 1, Level
                  2, Level 3, Level 4, Level 5, Level 6 or Level 7 based on the amount of the Pricing Ratio at such time. For purposes of this Agreement, the following "Levels" of Pricing Ratio (PR) shall apply:

          Level                     Pricing Ratio
         Level 1                            PR < 1.75
         Level 2                    1.75 <  PR < 2.75
         Level 3                    2.75 <  PR < 3.25
         Level 4                    3.25 <  PR < 3.75
         Level 5                    3.75 <  PR < 4.25
         Level 6                4.25 [OBJECT OMITTED]
                                            PR < 4.75
         Level 7                4.75 [OBJECT OMITTED]
                                                   PR

                  The Level of the Pricing Ratio for the period from and after the date on which the Thermogas Acquisition occurs through the last day of the fiscal quarter of the Borrower ending January 31, 2000 shall be equal to Level 7. Any change in the Level of the Pricing Ratio shall be determined by the Administrative Agent based upon the financial information required to be contained in the Compliance Certificate delivered by the Borrower to the Administrative Agent with respect to each fiscal quarter of the Borrower and shall become effective as of the first day of the fiscal quarter following the fiscal quarter for which such Compliance Certificate was delivered. Upon any failure of the Borrower to deliver a Compliance Certificate for any fiscal quarter prior to 10 days after the date on which such Compliance Certificate is required to be delivered to the Administrative Agent, and without limiting the other rights and remedies of the Administrative Agent and the Banks hereunder, the Pricing Ratio shall be deemed to be Level 7 as of the first day of the fiscal quarter beginning after the fiscal quarter for which such Compliance Certificate was due.

(g) Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the chart in the definition of "Standby Letter of Credit Risk Participation Percentage" in such Section 1.01 with the following:

                                             Standby Letter of Credit Risk
           Pricing Ratio                       Participation Percentage
              Level 1                                    62.50 b.p.
              Level 2                                    75.00 b.p.
              Level 3                                   100.00 b.p.
              Level 4                                   125.00 b.p.
              Level 5                                   150.00 b.p.
              Level 6                                   175.00 b.p.
              Level 7                                   200.00 b.p.

(h) Section 6.16 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

                                    6.16.   Subsidiaries  and  Affiliates.   The
                  Borrower (a) has no  Subsidiaries or other  Affiliates  except
                  (i) those specifically disclosed in part (a) of Schedule 6.16 hereto, (ii) one or more SPEs established in connection with Accounts Receivable Securitizations permitted by Section 8.05,
                  (iii) Subsidiaries established in compliance with Section 8.21 and (iv) Thermogas (but only for so long as Thermogas shall be permitted to be operated as a Wholly-Owned Subsidiary of the Borrower as set forth in the proviso to Section 8.21) and (b) has no equity investments in any corporation or entity other than Subsidiaries and Affiliates disclosed in subsection (a) above and those Permitted Investments specifically disclosed in part (b) of Schedule 6.16.

(i) Section 7.12 of the Existing Credit Agreement is hereby amended by replacing the first sentence of subsection (a) of such Section 7.12 with the following:

                                    (a)  Leverage  Ratio.   The  Borrower  shall
                  maintain as of the last day of each fiscal quarter a Leverage Ratio equal to or less than 4.75 to 1.00 (or, if the Thermogas Acquisition shall have been consummated on or prior to January 31, 2000, the Borrower shall be required to maintain from and after the date of such Thermogas Acquisition a Leverage Ratio equal to or less than (i) 5.25 to 1.00 as of the last day of each fiscal quarter ending on or prior to January 31, 2000,
                  (ii) 5.10 to 1.00 as of the last day of each fiscal quarter ending during the period commencing on February 1, 2000 and ending on January 31, 2001 and (iii) 4.75 to 1.00 as of the last day of each fiscal quarter ending after January 31,
                  2001).

(j) Section 7.12 of the Existing Credit Agreement is hereby further amended by replacing subsection (b) of such Section 7.12 with the following:

                                    (b) Interest  Coverage  Ratio.  The Borrower
                  shall maintain, as of the last day of each fiscal quarter of the Borrower, an Interest Coverage Ratio for the fiscal period consisting of such fiscal quarter and the three immediately preceding fiscal quarters of at least 2.50 to 1.00 (or, if the Thermogas Acquisition shall have been consummated on or prior to January 31, 2000, the Borrower shall be required to maintain from and after the date of such Thermogas Acquisition an Interest Coverage Ratio of at least 2.25 to 1.00 for each such period of four fiscal quarters ending on or prior to January 31, 2001 and 2.50 to 1.00 each such period of four fiscal quarters ending after January 31, 2001).

(k) Section 8.01 of the Existing Credit Agreement is hereby amended by deleting the words "in the ordinary course of business" in subsection (k) of such Section 8.01.

(l) Section 8.01 of the Existing Credit Agreement is hereby further amended by deleting the word "and" at the end of subsection (o) of such Section 8.01, substituting a semi-colon for the period at the end of subsection (p) thereof; adding the word "and" following such semi-colon, and adding the following subsection (q) to such Section 8.01:

                                    (q) Liens securing Indebtedness of an SPE in
                  connection with an Accounts Receivable Securitization permitted by Section 8.05 (including the filing of any related financing statements naming the Borrower as the debtor thereunder in connection with the sale of accounts receivable by the Borrower to such SPE in connection with any such permitted Accounts Receivable Securitization); provided that the aggregate amount of accounts receivable subject to all such Liens shall at no time exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under such Section 8.05.

(m) Section 8.02 of the Existing Credit Agreement is hereby amended by replacing the last sentence of such Section 8.02 with the following:

                  Notwithstanding the foregoing, Asset Sales shall not be deemed to include (w) sales or transfers of accounts receivable by the Borrower to an SPE and by an SPE to any other Person in connection with any Accounts Receivable Securitization permitted by Section 8.05 (provided that the aggregate amount of such accounts receivable that shall have been transferred to and held by all SPEs at any time shall not exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under Section 8.05), (x) any transfer of assets by the Borrower or any of its Subsidiaries to a Subsidiary of the Borrower that is a Guarantor, (y) any transfer of assets by the Borrower or any of its Subsidiaries to any Person in exchange for other assets used in a line of business permitted under Section 8.15 and having a fair market value not less than that of the assets so transferred and (z) any transfer of assets pursuant to a Permitted Investment or any sale-leaseback (including sale-leasebacks involving Synthetic Leases) permitted by Section 8.17.

(n) Section 8.05 of the Existing Credit Agreement is hereby amended by replacing the final proviso of such Section 8.05 with the following:

                  provided,  further, that (x) the aggregate principal amount of
                  (1) all Capitalized Lease Obligations and all Synthetic Lease Obligations (other than Capitalized Lease Obligations and Synthetic Lease Obligations in respect of Growth-Related Capital Expenditures) of the Borrower and its Subsidiaries and
                  (2) all Indebtedness for which the Borrower and any Subsidiary of the Borrower become liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses and secured by any Lien on any property of the Borrower or any of its Subsidiaries, shall not exceed $65,000,000 at any one time outstanding, and (y) the principal amount of any Indebtedness for which the Borrower or any Subsidiary of the Borrower becomes liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses shall not exceed the fair market value of the assets so acquired, and (z) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries through one or more SPEs in connection with Accounts Receivable Securitizations shall not exceed $60,000,000 at any one time outstanding.

(o) Section 8.06 of the Existing Credit Agreement is hereby amended by substituting a semi-colon for the period at the end of such Section 8.06, adding the word "and" following such semi-colon, and thereafter adding the following proviso to the end of such Section 8.06:

                  provided,  further,  that  the  foregoing  provisions  of this
                  Section 8.06 shall not apply to transfers of accounts receivable of the Borrower to an SPE in connection with any Accounts Receivable Securitization permitted by Section 8.05.

(p) Section 8.17 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

                                    8.17.   Limitation  on  Sale  and  Leaseback
                  Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or such Subsidiary of any property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person in contemplation of such leasing; provided, however, that the Borrower or such Subsidiary may enter into such sale and leaseback transaction if: (i) the Borrower could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Leverage Ratio test set forth in Section 7.12(a) and
                  (B) secured a Lien on such Indebtedness pursuant to Section 8.01; (ii) the lease in such sale and leaseback transaction is for a term not in excess of the lesser of (A) three years and
                  (B) 60% of the  remaining  useful  life of such  property;  or
                  (iii) such sale and leaseback transaction is otherwise permitted by the last sentence of Section 4.17 of the 1996 Indenture as in effect as of the date hereof.

(q) Section 8.21 of the Existing Credit Agreement is hereby amended by substituting a semi-colon for the period at the end of such Section 8.21 and adding the following proviso to the end of such Section 8.21 following such semi-colon:

                  provided, however, that the Borrower may, without regard to the foregoing provisions of this Section 8.21, (x) establish and operate SPEs solely in connection with Accounts Receivable Securitizations permitted by Section 8.05 and (y) operate Thermogas as a Wholly-Owned Subsidiary for a period of up to (but not exceeding) 30 days following the consummation of the Thermogas Acquisition pending the merger of Thermogas with and into the Borrower.

(r) Section 9.01 of the Existing Credit Agreement is hereby amended by replacing clause (ii) of subsection (e) of such Section 9.01 with the following:

                  (ii) fails to perform or observe any other condition or covenant, or any other event (including any termination or similar event in respect of any Accounts Receivable Securitization) shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity or to cause such Indebtedness or Contingent Obligation to be prepaid, purchased or redeemed by the Borrower, the MLP, the General Partner or any Subsidiary, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

SECTION 2. Waiver. The Banks hereby waive any Default or Event of Default arising as a result of any breach of Section 7.12(a) or Section 7.12(b) of the Existing Credit Agreement solely in connection with the pro forma calculation of the Leverage Ratio and the Interest Coverage Ratio as of October 31, 1999 as required by the definitions of "Leverage Ratio" and "Interest Coverage Ratio" in
Section 1.01 of the Existing Credit Agreement in connection with the Thermogas Acquisition.

SECTION 3. Conditions to Effectiveness. The amendments set forth in Section 1 of this Amendment and the waiver set forth in Section 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

(a) The Administrative Agent shall have received, on behalf of the Banks, this Amendment, duly executed and delivered by the Borrower, the General Partner, the Majority Banks and the Administrative Agent.

(b) The Administrative Agent shall have received, for the account of each Bank that shall have executed and delivered this Amendment (without any reservation or condition) to the Administrative Agent before 4:00 p.m. (New York City time) on November 24, 1999, a non-refundable amendment fee in an amount equal to 0.15% of the sum of the Facility A Commitment, Facility B Commitment and Facility C Commitment of such Bank (in each case without regard to usage).

(c) All corporate, partnership and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as they may reasonably request.

(d) The Administrative Agent shall have received such other documents, opinions, certificates and evidence as the Administrative Agent and its counsel may reasonably request.

(e) The representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.

SECTION 4. Representations and Warranties. In order to induce the Administrative Agent and the Banks to enter into this Amendment and to amend the Existing Credit Agreement in the manner provided in this Amendment, the Borrower and the General Partner represent and warrant to the Administrative Agent and each Bank as of the Amendment Effective Date as follows:

(a) Power and Authority. The Borrower and the General Partner have all requisite corporate or partnership power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform their respective obligations under, the Existing Credit Agreement as amended by this Amendment (hereafter referred to as the "Amended Credit Agreement").

(b) Authorization of Agreements. The execution and delivery of this Amendment by the Borrower and the General Partner and the performance of the Amended Credit Agreement by the Borrower and the General Partner have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by the Borrower and the General Partner.

(c) Enforceability. Each of this Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of the Borrower and the General Partner enforceable against the Borrower and the General Partner in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the obligations of the Borrower and the General Partner hereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) No Conflict. The execution and delivery by the Borrower and the General Partner of this Amendment and the performance by the Borrower and the General Partner of each of this Amendment and the Amended Credit Agreement do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to the Borrower or the General Partner, as the case may be, or their respective properties or other assets, (ii) result in a breach of or constitute a default under the charter, bylaws or other organizational documents of the Borrower or the General Partner, as the case may be, or any material agreement, indenture, lease or instrument binding upon the Borrower or the General Partner or their respective properties or other assets or (iii) result in the creation or imposition of any Liens on their respective properties other than as permitted under the Credit Agreement.

(e) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or the General Partner of this Amendment.

(f) Representations and Warranties in the Credit Agreement. The Borrower and the General Partner confirm that as of the Amendment Effective Date the representations and warranties contained in Article VI of the Credit Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and that no Default has occurred and is continuing.

SECTION 5.        Miscellaneous.

(a) Reference to and Effect on the Existing Credit Agreement and the other Loan Documents.

(i) Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(ii) The execution and delivery of this Amendment and performance of the Amended Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Banks under, the Existing Credit Agreement or any of the other Loan Documents.

(iii) Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the Existing Credit Agreement, and the Existing Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

(b) Expenses. The Borrower and the General Partner acknowledge that all costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid in accordance with Section 11.04 of the Existing Credit Agreement.

(c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Transmission by telecopier of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

(e) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York.

(f) Merger of Thermogas into the Borrower. The Borrower covenants and agrees with the Banks that Thermogas will be merged with and into the Borrower as promptly as is reasonably practicable and in any event within 30 days following the consummation of the Thermogas Acquisition. Any failure by the Borrower to observe or perform such agreement in a timely manner shall be deemed to be a failure by the Borrower to observe or perform a covenant under the Credit Agreement and thereby constitute an Event of Default under Section 9.01(d) of the Credit Agreement (subject to passage of the applicable grace period referred to in such Section 9.01(d)).



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



DOCSLA1:325521.4

DOCSLA1:325521.4
                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.




FERRELLGAS, L.P., a Delaware limited partnership

By: Ferrellgas, Inc. Its: General Partner

By:
Name:
Title:




FERRELLGAS, INC.



By:

Name:

Title:




ADMINISTRATIVE AGENT


BANK OF AMERICA, N.A., as Administrative Agent



By:

Name:

Title:

BANKS


BANK OF AMERICA, N.A.



By:

Name:

Title:

WELLS FARGO BANK, N.A.


By:

Name:

Title:

THE BANK OF NEW YORK



 By:

 Name:

 Title:

THE BANK OF NOVA SCOTIA



By:

Name:

Title:

PARIBAS



By:

Name:

Title:



By:

Name:

Title:

UNION BANK OF CALIFORNIA, N.A.


By:

Name:

Title: